LEASE AGREEMENT

         This Lease Agreement, made this 10 day of August, 1997, by and between:
                                DOLO REALTY CO.
                          a partnership of New Jersey
                               c/o Gilbert Levine
                                4 Candlewick Way
                          Colts Neck, New Jersey 07722
                    (hereinafter referred to as "Landlord")

                                      and

                              TEARDROP GOLF COMPANY
                                  32 Bow Circle
                                 Building No. 1
                           Hilton Head, South Carolina
                             Until commencement date
                                    Then at:
                                1080 Lousons Road
                             Union, New Jersey 07083
                      (hereinafter referred to as "Tenant")

                                   WITNESSETH:

     1. THE DEMISE

        The Landlord does hereby demise and lease to Tenant, and Tenant does hereby lease and hire from Landlord, a building ("Building") of approximately 20,000 sq. ft. and the land known and designated as Block 4303, Lot 26, all commonly known as 1080 Lousons Road, Union, New Jersey, which land and building are herein referred to as the "Premises", (Exhibit "A"). Tenant shall have the right of ingress and egress between Lousons Road and the Premises. This lease is for the entire building and land.

     2. QUIET ENJOYMENT

        Upon performing its obligations under this Lease, Tenant shall have and enjoy quiet and peaceable possession of the Premises during the Term (as hereinafter defined), subject to the terms of this Lease.
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     3. USE OF PREMISES

        The Premises may be used for manufacturing, production and distribution of golf clubs and any other lawful purposes, except premises may not be used for manufacturing, preparation and storage of any type of food products, either in finished or raw material stage. However, Tenant may maintain a cafeteria for employees only on premises.

     4. TERM

        A. The term of this Lease (the "Term") shall commence on September 1, 1997 (the "Commencement Date"), and shall end August 31, 2002. The word "Term" as used in this Lease in phrases such as "during the Term" or "at expiration of the Term" shall include, unless a contrary intention is expressed, the Renewal Term, if any.

        B. The terms of the work letter, attached as Exhibit C, shall be completed prior to the Commencement Date by Landlord at its sole expense, in a good and workmanlike manner in compliance with all laws. Tenant shall obtain a Certificate of Occupancy if necessary.

     S. RENT; ADDITIONAL RENT; SECURITY

        A. Tenant shall pay to Landlord, as fixed minimum rent ("Basic Rent") effective as of the Commencement Date, the sums set forth in Exhibit B. The Basic Rent shall be payable monthly in advance without setoff, deduction or counterclaim, and without previous notice or demand therefor, with the first monthly installment to be due and payable on September 1, 1997 and on the first day of each month of the Term.

        B. In addition to the Basic Rent, Tenant shall pay to Landlord or to the appropriate third party (as may be specified hereinbelow), as additional rent from the Commencement Date, without previous notice or demand therefor except as otherwise herein provided (subject to no offset, deduction or counterclaim of any kind of nature), and in the manner and upon the conditions herein set forth, all other charges provided for hereunder to be paid by Tenant. Any and all sums required to be paid by Tenant hereunder, whether to Landlord or otherwise, shall for purposes of Landlord's rights including the non-payment thereof and for all other purposes for which the same shall be relevant, be deemed additional rent subject to the same duties and obligations of Tenant with respect to, and the same remedies of Landlord for the non-payment of, Basic Rent ("Additional Rent"). If Landlord shall pay any monies or incur any expenses in correction of Tenant's violation of the covenants contained in this Lease, the amounts so paid or incurred shall, upon notice to Tenant, be


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considered Additional Rent payable by Tenant with the next installment of Basic
Rent thereafter to become due and payable or, if at expiration of the Term or at other termination of this Lease, within ten (10) days of demand therefor by Landlord, it being agreed that the responsibility for payment thereof shall survive expiration of the Term or other termination of this Lease. All rentals of any nature shall be paid and delivered to Landlord at Landlord's address as set forth at the head of this Lease, or to such other place or person as Landlord may from time to time designate by notice to Tenant.

        C. Basic Rent and Additional Rent are sometimes hereinafter collectively referred to as "Rent", "rent" or "rental".

        D. Contemporaneously with the execution of this Lease, Tenant has deposited with Landlord the sum set forth in Exhibit B as the security deposit (the "Deposit"), receipt of which is hereby acknowledged by Landlord, as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by Tenant to be kept and performed. If at any time during the Term, any of the rent herein reserved or provided to be paid shall be overdue and unpaid beyond any applicable grace period, then Landlord may, at its option, appropriate and apply any portion of the Deposit to the payment of any such overdue rent; and in the event of the failure of Tenant to keep and perform any other term, covenant and/or condition of this Lease to be kept and performed by Tenant, then Landlord, at its option, may appropriate and apply the Deposit, or so much thereof as may be necessary, to compensate Landlord for the loss or damage suffered by Landlord due to the breach on the part of Tenant.

     6. ASSIGNMENT OR SUBLETTING

        A. Tenant may not assign this Lease in whole or in part, nor sublet all or any part of the Premises, without the prior written Consent of Landlord which shall not be unreasonably withheld. In all circumstances of assignment or subletting, the assignee or subtenant shall assume in writing the obligations of Tenant hereunder and the existing Tenant and guarantor hereunder (if any) and each subsequent assignee, and guarantor shall remain jointly and severally liable under this Lease. Consent to any particular assignment or subletting shall not be deemed consent to any further or subsequent assignment or subletting.

        B. If Tenant shall assign this Lease or sublet the Premises and at any time and the rent to be received by Tenant pursuant to such assignment or subletting is in excess of the then applicable rent per square foot hereunder, Landlord and Tenant shall split equally the entire amount of such excess,


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

which excess shall be due and payable from time to time by Tenant promptly upon receipt by Tenant of payment of rent by the assignee or subtenant. Any excess shall be reduced by expenses incurred by Tenant, such as brokerage, etc.

        C. If Tenant wishes to assign this Lease or sublet to any party, Tenant first shall give written notice to Landlord of such intention ("Tenant's Notice"), specifying the name of the proposed assignee or sublessee, the name of and character of its business, the terms of the proposed assignment or sublease, and shall provide Landlord with such other information as Landlord requests including financial statements in form acceptable to Landlord.

        D. Landlord may, within fifteen (15) days after its receipt of Tenant's Notice, by notice to Tenant ("Landlord's Notice"), either consent not to be unreasonably withheld to or reject the proposal, or Landlord may terminate this Lease as of a date selected by Tenant, in the event only of a proposed assignment, (except Landlord may not terminate in connection with the sale of Tenant's business,) such date of termination having the same effect as if that date were the original expiration date of this Lease, with all rents being apportioned and adjusted as of such date of termination

     7. REAL ESTATE TAXES

        A. Tenant shall pay as Additional Rent during the Term, upon demand from time to time by Landlord, the "Proportionate Share" (as hereinafter defined) of real estate taxes, assessments and other charges and levies which may be made or imposed upon the Premises ("Taxes"), other than income, franchise, gross receipts, corporation, capital levy, excess profits, revenue, inheritance, devolution, gift, estate, payroll or stamp tax, or other tax not in lieu of or as substitute for real estate tax; provided, however, that if any time during the Tern the methods of taxation prevailing at the Commencement Date shall be altered so as to cause the whole or any part of the Taxes to be imposed, wholly or partly, as a capital levy, on the rents received from the Premises or otherwise, or if any tax shall be measured by or based in whole or in part upon the value of the Premises and shall be imposed upon Landlord, then, to the extent that such other tax is a substitute for or is enacted in lieu of existing real estate tax, as described above, Tenant shall be responsible for payment, as Additional Rent, of all such Taxes. The maximum obligation of Tenant, however, shall be achieved by computing such substitute tax as if the Premises were the sole property of Landlord. Upon request of Tenant, Landlord shall execute all documents necessary for, and will cooperate with Tenant with respect to, the prosecution, in Landlord's name, of appeals of the tax assessment against the Premises, provided


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

that no such appeal shall be prosecuted if the prosecution thereof would, in Landlord's reasonable judgment, jeopardize Landlord's ownership of the Tract or create any lien or encumbrance thereon, and further provided that Landlord shall incur no expense or obligation in connection with any such appeals.

        B. At the option of Landlord from time to time, the share of Taxes and/or any other charges for which Tenant may be responsible hereunder shall be paid in monthly installments in such amounts as are estimated and billed by Landlord, each such installment being due on the first day of each month. If Landlord does not make such election, then Tenant shall pay taxes to Landlord on a quarterly basis, thirty (30) days before the date Landlord is required to pay same. If Landlord elects such option, which it may do from time to time, then within sixty (60) days after receipt by Landlord of final Tax bills and/or a reasonable accounting of any other charges so billed for the applicable year, Landlord shall make available for Tenant's inspection copies of such Tax bills and/or such accounting, and the monthly payments to be made by Tenant thereafter shall be adjusted to compensate for any overpayment or underpayment made by Tenant in the preceding period. It is understood and agreed that the responsibility of Tenant to pay costs of any nature which may be due under this Lease shall, if not paid as of the time of expiration of the Term or other termination of this Lease, survive expiration of the Term or other termination of this Lease.

        C. The phrase "Proportionate Share" shall mean one hundred percent
(100%).

        D. Landlord shall elect to pay assessment for municipal improvements in the maximum number of installments permitted by law. If the law does not permit such election, Tenant's share thereof shall be determined as if such assessment was payable in installments over twenty (20) years.

        E. All taxes at beginning and end of term shall be prorated.

     8. MAINTENANCE AND REPAIRS

        Except as provided below, Tenant shall be responsible for undertaking all maintenance and repairs to the premises and surrounding land, including the systems servicing the premises and exterior maintenance such as but not limited to snow removal. Landlord shall be responsible for structural maintenance and repair of the Building except that Tenant shall be responsible for any structural repair (including roof repairs) the need for which shall result from or arise out of the acts or negligence of


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Tenant or its agents, employees, contractors, invitees or licenses ("Agents").

     9. INSURANCE AND INDEMNITY; NON-LIABILITY

        A. Tenant shall during the term, at its sole cost and expense, keep in full force and effect a policy of public liability insurance with respect to the premises to which the limits of liability for personal injury and property damage combined shall not be less than $1,000,000 per occurrence and $2,000,000 annual aggregate (per location). In addition, tenant shall provide an excess limits or umbrella liability policy with limits of liability not less than $3,000,000 personal injury and property damage per occurrence and annual aggregate. Landlord shall be named as an additional insured on each of these policies.

        All provisions of said policy, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. Certificates of said coverage shall be provided to the Landlord. Said certificates to offer 30 days prior written notice of any material change or cancellation. A certificate of insurance shall be delivered to the Landlord on or before the Commencement Date of this lease.

        B. Tenant shall indemnify and save Landlord harmless against and from any and all claims, actions, damages, losses, liability and expense, including court costs and reasonable attorneys' fees, in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by Tenant of the Premises, or any part thereof, or occasioned wholly or in part by any act or negligence of Tenant or its Agents. It is understood that Landlord shall not be liable for any damage or injury which may be sustained by Tenant or any other person as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts or the like, or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other tenant or its Agents, unless it arises out of Landlord's or its Agents' negligence.

        C. If Tenant shall fail, refuse or neglect to obtain any of the insurance called for by this Lease or maintain the same and to show Landlord evidence of the same as aforesaid, Landlord shall have the right (but not the obligation) to procure any such insurance and charge the cost thereof to Tenant, but only after notice of failure to cure, within thirty (30) days.


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

        D. Tenant shall maintain fire and "special perils" insurance coverage on the building on a replacement cost valuation basis and shall name the Landlord as an insured. Insurance shall be in an amount equal to the replacement cost of the building which shall be determined by appraisal of the tenants insurance company, or, an independent appraisal service and shall be updated at a minimum of every three years. At the commencement of this lease, it is agreed that the replacement value shall be $1,000,000.00. Said policy shall recognize the interest of the Landlord's mortgagees and/or lienholders.

        Tenant shall procure rent insurance for two (2) years covering the perils of file and "special perils" in an amount equal to the rent as outlined in this lease adjusted per the terms of this lease.

        If the tenant carries property insurance on a blanket basis covering buildings and contents and/or several buildings and/or several buildings and contents in several buildings, said policy shall contain a provision that the amount of insurance determined as replacement cost in this paragraph above, shall be reserved from this blanket amount of insurance for the benefit of the Landlord.

        Policies may be in the name of the tenant and the Landlord, however, it should be provided within the policy that loss, if any, shall be payable to the Landlord (see terms and conditions of paragraph 9A). Coverage shall be with an insurance company licensed to do business in the state of New Jersey and rated A XII or better by Bests Rating Service (or the equivalent as rated by Standard and Poors Rating Service). Copies of said policies shall be provided to the Landlord and their mortgagees as required. Certificates evidencing 30 day notice of cancellation or material change shall be provided to the Landlord. Said policies may provide for deductibles of no more than $50,000., however, Tenant agrees to reimburse Landlord in the amount of any deducible incurred in case of loss. Said policies hall be written on a no co-insurance and/or agreed amount basis and shall also provided coverage in an amount no less than $250,000. to provide for increased cost of construction as the result of changes in ordinances or codes, and for removal of debris (known as ordinance and law provisions).

        E. Each party hereby releases the other from liability for property damage from any cause whatsoever to the extent such releasing party shall receive insurance proceeds (or have the availability of the receipt thereof) on account of such damage or injury. Landlord and Tenant agree to use their best efforts to include in their respective property insurance policies, the following: (i) a waiver of the insurer's right of subrogation against the other party, (ii) an express agreement


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that such policy shall not be invalidated if the insured waives the right to recovery against any party responsible for a casualty, or (iii) any other form of permission for the release of the other party.

    10. TENANT'S RIGHT TO MAKE ALTERATIONS OTHER THAN RENOVATION WORK; SIGNS ON EXTERIOR OF PREMISES

        A. Tenant may, from time to time, at its own cost and expense, make such nonstructural installations, alterations, restorations, changes or replacements (hereinafter called "Alterations"), in, of or to the Premises as Tenant deems necessary or desirable, provided that the prior written consent of Landlord shall have been obtained, which consent shall not be unreasonably withheld or delayed, (i.e., five (5) days after requested) if the Alterations will not impair the value of the Premises in Landlord's reasonable judgment.

        B. Tenant, in making the Alterations, shall comply with all applicable laws, orders and regulations of federal, state, county and municipal authorities, with any direction pursuant to law or given by any public officer, and with all regulations of any board of fire underwriters having jurisdiction.

        C. Tenant shall obtain or cause to be obtained, all building permits, licenses, temporary and permanent certificates of occupancy and other governmental approvals which may be required in connection with the making of the Alterations, and Landlord shall cooperate with Tenant in the obtaining thereof (at no out-of-pocket expense to Landlord) and shall execute any documents reasonably required in furtherance of such purpose.

        D. Tenant shall pay all costs and expenses in connection with the making of Alterations and shall discharge or bond any mechanic's lien filed against the Premises in connection therewith within a period of fifteen (15) days after Tenant receives notice of filing of such lien, it being understood that Landlord shall not be deemed hereby to have given consent to any such filing.

        E. Tenant shall indemnify and hold Landlord harmless against and from any claims arising out of such work and shall perform all work in a good and workmanlike manner.

        F. The Alterations shall be and remain the property of Landlord; provided, however, that Landlord shall have the option, to be exercised, if at all, at least fifteen (15) days prior to expiration of the Term or of any other termination hereof, to give notice to Tenant that Tenant is to remove all or any part of Alterations made by Tenant, upon the giving of which


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

notice Tenant shall be obligated to remove the specified Alterations prior to such expiration or termination and to repair any damage caused by the removal and restore the Premises to their condition as existed prior to the making of the applicable Alterations.

        G. No signs may be placed or maintained on the exterior of the Premises by Tenant without the prior written approval of Landlord, which consent shall not be unreasonably withheld or delayed, (i.e., five (5) days after requested) and any such sign as is placed or maintained by Tenant on the exterior of the Premises must be kept in good condition and repair at all times and must be installed and maintained in compliance with all applicable laws, rules and regulations.

    11. FIXTURES AND PERSONAL PROPERTY

        Any trade fixtures, equipment and other property installed in or attached to the Premises by and at the expense of Tenant shall remain property of Tenant, and Tenant shall have the right, at any time, and from time to time, to remove any and all of its trade fixtures, equipment and other property which it may have stored or installed in the Premises. Tenant shall make all repairs required as a result of the removal of such items so as to restore the Premises to their original condition (including but not limited to repair of any holes in the walls of the Building).

    12. UTILITY CHARGES

        Tenant shall, upon demand by Landlord, pay for all utilities of any nature serving the Building.

    13. OBSERVANCE OF LAWS, ORDINANCES, RULES AND REGULATIONS

        A. Tenant shall comply with all statutes, ordinances, rules, orders, regulations and requirements of all federal, state, county and municipal and other applicable governmental authorities relating to the Premises and shall faithfully observe in the use of the Premises all municipal and county ordinances and regulations and state and federal statutes and regulations of the Board of Fire Underwriters or similar agency for the prevention of fires to the extent that the need to comply is caused by the specific use being made by Tenant of the premises or any alterations made therein by Tenant. In case Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements, or any of them, within the period of time for compliance as contained therein or such shorter time as may be required in this Lease, then (not in limitation of any other rights which Landlord may


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have under this Lease or by law in the case of a default by Tenant) Landlord or its agents may enter the Premises and make necessary repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of Tenant. In case of Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable promptly as Additional Rent, together with interest as in this Lease provided. In all other circumstances, Landlord shall comply with all statutes, ordinances, rules, etc.

        B. Tenant may contest any of the above-stated statutes, ordinances, rules, orders, regulations or requirements, provided that Tenant shall indemnify Landlord for any loss or liability (including but not limited to reasonable attorneys' fees incurred by Landlord), and shall not do so in any circumstances as would, in Landlord's reasonable judgment, jeopardize Landlord's ownership of the Tract or cause any lien or encumbrance to be placed upon the Tract. Landlord agrees to cooperate with any such contest, provided that Landlord shall entail no out-of-pocket cost or expense.

    14. DAMAGE TO PREMISES

        A. If the Premises shall be damaged by fire, the elements, unavoidable accident or other casualty, then, subject to the provisions below, Landlord shall cause the damage to be repaired. In doing so, Landlord shall commence its repairs promptly and diligently proceed with same, but shall not be required, in any event, to expend more than the net amount of insurance proceeds received on account of the damage and if proceeds are insufficient to restore and Landlord does not expend additional funds, Tenant may terminate.

        B. If the Premises shall be so damaged or destroyed as would render the Premises untenantable for a period in excess of one hundred eighty (180) days, or if then applicable laws or zoning requirements do not permit the necessary repair or restoration after occurrence of damage or destruction of the Premises to whatever extent, then either party shall have the right to cancel this Lease by written notice to the other served within thirty (30) days of the occurrence, effective as of the occurrence. Upon such termination, all Rent and Additional Rent shall be apportioned as of the date of the occurrence. Further, if the Premises are not in fact restored within 180 days, Tenant may terminate.

        C. Tenant shall immediately notify Landlord in case of fire or other damage to the Premises.


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        D. The repair and restoration of any damage to the property of Tenant or to the decorations and Alterations of Tenant shall not be the responsibility of Landlord.

        E. In the event any damage or destruction of the Premises renders the Premises untenantable, all rent shall be abated during such period of untenantability. If any such damage or destruction renders the Premises partially untenantable, all rent shall be equitably apportioned. For purposes of this Paragraph E, the word "rent" shall not include any Additional Rent as may be due from Tenant by reason of default by Tenant under any term, covenant or condition of this Lease.

        F. Insurance proceeds applicable to the Premises and/or Building shall be and remain the exclusive property of Landlord, except insurance proceeds specifically designated as proceeds for Tenant's property.

    15. EMINENT DOMAIN

        A. In the event that more than ten percent (10%) as to Tenant or fifty percent (50%) as to Landlord, of the floor area of the Building, or egress or ingress from or to the Building or any utility necessary to operate the Premises shall be appropriated or taken under or in lieu of the power of eminent domain by any public or quasi-public authority (without the provision by Landlord of alternative ingress and egress or utility service), either Landlord or Tenant may terminate this Lease, effective as of the date of taking, by written notice to the other given within sixty (60) days from the date of such taking, and the parties shall thereupon be released from any liability to each other accruing thereafter. Upon such termination, all Rent and Additional Rent shall be pro-rated to the date of termination.

        B. If there shall occur any such appropriation or taking under or in lieu of eminent domain not giving rise to a right of termination pursuant to paragraph A above, or if neither party timely exercises its right of termination, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Basic Rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the Building. If a portion of the Building shall have been appropriated or taken and if this Lease shall continue, then and in that event, Landlord agrees to promptly commence restoration of the Building to a complete unit of like quality and character as existed prior to such appropriation or taking. In no event shall Landlord be obligated to incur costs in excess of the net proceeds of condemnation actually received by Landlord.


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        C. If this Lease is terminated as described in this Section, rent for the last month of Tenant's occupancy shall be pro-rated and Landlord agrees to refund to Tenant any rent paid in advance.

        D. In the event of any appropriation or taking as aforesaid, whether whole or partial, Tenant shall not be entitled to any part of the award paid for such condemnation except as otherwise provided in paragraph E of this Section, and Landlord is to receive the full amount of such award. Tenant hereby expressly waives any right or claim to any part of such award, except as hereinafter provided.

        E. Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, all such compensation then permitted by law as may be separately awarded or recoverable by Tenant by reason of the condemnation (provided that such separate award shall not reduce the compensation payable to Landlord), including but not limited to compensation for or on account of any cost or loss to which Tenant might be put in repairing, altering or removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.

    16. DEFAULT AND REMEDIES

        A. If Tenant defaults in the payment of Basic Rent or any Additional Rent (no notice thereof being required to be given by Landlord), or if the Premises shall be deserted, abandoned or vacated, or if Tenant defaults in compliance with any of the other covenants or conditions of this Lease and fails to cure the same within twenty (20) days after the receipt of notice specifying the default, then upon such rental default or at the expiration of such twenty
(20) days, as the case may be, Landlord may (a) cancel and terminate this Lease upon written notice to Tenant (whereupon the Term shall terminate and expire, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided) and/or (b) at any time thereafter re-enter and resume possession of the Premises as if this Lease had not been made. Anything above to the contrary notwithstanding, the said twenty (20)-day period of time for cure of non-monetary defaults shall extend beyond such twenty
(20) days for the period of time necessary to effect the cure provided that Tenant shall diligently commence the cure during such twenty (20)-day period and shall diligently and continuously prosecute the cure to completion.

        B. If this Lease shall be terminated or if Landlord shall be entitled to re-enter the Premises and dispossess or remove Tenant under the provisions of this Section (either or both of which events are hereinafter referred to as a "Termination"), Landlord or Landlord's Agents may immediately or


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

at any time thereafter re-enter the Premises and remove therefrom Tenant, its Agents, and any subtenants and other persons, firms or corporations, and all or any of its or their property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by peaceable reentry or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess and enjoy the Premises, including all additions, alterations and improvements thereto.

        C. In case of Termination, the Basic Rent and all other charges required to be paid by Tenant hereunder shall thereupon become due and shall be paid by Tenant up to the time of the Termination, and Tenant shall also pay to Landlord all reasonable expenses which Landlord may then or thereafter incur as a result of or arising out of a Termination, including but not limited to court costs, attorneys' fees, brokerage commissions, and costs of terminating the tenancy of Tenant, re-entering, dispossessing or otherwise removing Tenant and restoring the Premises to good order and condition, and from time to time altering and otherwise preparing the same for re-letting (including but not limited to costs of removing all or any part of the Renovations or Alterations made by Tenant). Upon a Termination, Landlord may, at any time and from time to time (but shall not be obligated to), re-let the Premises, in whole or in part, in its own name, for a term or terms which, at Landlord's option, may be for the remainder of the Term, or for any longer or shorter period. Landlord shall be required to mitigate its damages.

        D. In addition to the payments required hereinabove in this Section, Tenant shall be obligated to, and shall, pay to Landlord, upon demand and at Landlord's option:

          (i) liquidated damages in an amount which, at the time of Termination, is equal to the excess, if any, of the then present amount of the installments of Basic Rent and Additional Rent reserved hereunder, for the period which would otherwise have constituted the unexpired portion of the Term over the then present rental value of the Premises for such unexpired portion of the Term (the word "Term" for purposes of this clause (i) and the ensuing clause (ii) being deemed to include any Renewal Term then in effect or for which the option shall have theretofore been exercised); or

         (ii) damages payable in monthly installments, in advance, on the first day of each calendar month following the Termination, and continuing until the date originally fixed herein for the expiration of the Term, in amounts equal to the excess, if any, of the sums of the aggregate expenses paid by Landlord during the month immediately preceding such calendar month for all such items as, by the terms of this Lease, are required to be paid by Tenant, plus an amount equal to the installment of Basic Rent which would have been payable by Tenant hereunder in respect to such calendar month, had this Lease not been terminated, over the sum of rents, if any, collected by or accruing to Landlord in respect to such calendar month pursuant to a re-letting or to any holding over by any subtenants of Tenant.

        E. Landlord shall in no event be liable for failure to relet the Premises, or in the event that the Premises are re-let, for failure to collect rent due under such re-letting; and in no event shall Tenant be entitled to receive any excess of rents over the sums payable by Tenant to Landlord hereunder but such excess shall be credited to the unpaid rentals due hereunder, and to the expenses of reletting and preparing for re-letting as provided herein.

        F. Suit or suits for the recovery of damages hereunder, or for any installments of rent, may be brought by Landlord from time to time at its election, and nothing herein contained shall be deemed to require Landlord to postpone suit until the date when the "Term would have expired if it had not been terminated under the provisions of this Lease, or under any provision of law, or had Landlord not reentered into or upon the Premises.

        C. Landlord, at its option, in addition to any and all remedies available to it, shall have the right to charge a fee for payment of rent received later than ten (10) days after the date due, which fee shall be the greater of five percent (5%) of the delinquent payment or one percent (1%) per month of the amount of the overdue rent.

        H. Tenant hereby waives all rights of redemption to which Tenant or any person claiming under Tenant might be entitled, after an abandonment of the Premises or after a surrender and acceptance of the Premises and Tenant's leasehold estate, or after a dispossession of Tenant from the Premises, or after a termination of this Lease, or after a judgment against Tenant in an action in ejectment, or after the issuance of a final order or warrant of dispossess in a summary proceeding, or in any other proceeding or action authorized by any rule of law or statute now or hereafter in force or effect.

        I. No mention in this Lease of any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which Landlord may otherwise be entitled hereunder or at law or in equity.

        J. Landlord shall subordinate any statutory lien to any Lender providing financing to Tenant.

    17. NOTICES

        Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be in writing and shall either be served personally or sent by registered or certified mail, return receipt requested, to the parties at the addresses described below -- to Landlord, at its address stated at the head of this Lease, with a copy to Leonard H. Selesner, Esq., 225 Millburn Avenue, Suite 208, Millburn, New Jersey 07041; to Tenant, at its address stated at the head of this Lease, attention of Rudy Slucker, with a copy to Howard Kantrowitz, Esq., 301 S. Livingston Avenue, Livingston, New Jersey 07039. Such addresses may be changed from time to time by either party by written notices served upon the other, as above provided. Notices shall be effective upon receipt.

     18. ATTORNMENT; DEFINITION OF TERM "LANDLORD"

        A. Tenant shall attorn to any new owner of the Tract, including a mortgagee of the Tract, and shall execute such attornment instrument as shall reasonably be requested by such new owner, and Tenant waives any right it may have to surrender possession of the Premises or terminate this Lease in the event of change of ownership of the Premises. The term "Landlord", as used in this Lease, means only the owner for the time being of the Premises, so that in the event of any sale or conveyance thereof, Landlord (and any successor selling or conveying landlord) shall be and hereby is entirely freed and relieved of all Landlord's covenants and obligations hereunder which accrued thereafter and it shall be determined and construed, without further agreement between the parties and the purchaser or transferee at or of any such sale or conveyance, that the purchaser or transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

        B. Upon any transfer of title by Landlord, Tenant agrees to give to the grantee, at the request of Landlord an estoppel or offset statement as provided for in Section 22 below ("Estoppel or Offset Statements") and then current financial statements of Tenant.

     19. COST OF PERFORMING OBLIGATIONS

        Unless otherwise specified, the respective obligations of the parties to keep, perform and observe any terms, covenants or conditions of this Lease shall be at the sole cost and expense of the party so obligated.

     20. RE-ENTRY BY LANDLORD

        Should Tenant make an assignment for the benefit of creditors or file a voluntary petition in bankruptcy or be adjudicated a bankrupt or take the benefit of any insolvency act or if a receiver or trustee of Tenant and/or of its property shall be appointed in any proceedings other than bankruptcy proceedings and such appointment, if made in proceedings instituted by Tenant, shall not be vacated within thirty (30) days after it has been made, or if made in proceedings instituted by other than Tenant, shall not be vacated within sixty (60) days after it has been made, any of the foregoing shall constitute a default hereunder and Landlord, in addition to all other rights or remedies hereunder and by law or equity, shall have the immediate right of re-entry and may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost and expense of Tenant, all without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

     21. MORTGAGE SUBORDINATION

        This Lease shall be subordinate to the lien of any present or future mortgage(s) on the Premises. Notwithstanding the automatic nature of the subordination described in this Section, Tenant shall execute, acknowledge and deliver to Landlord, or to its designee(s), any and all documents evidencing such subordination as may be reasonably requested by Landlord or by any proposed mortgagee. In default of such responsibility, Tenant hereby appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge and deliver such instrument for and in the name and stead of Tenant, such power of attorney given to Landlord to be deemed irrevocable and coupled with an interest. If any mortgagee elects to have Tenant's interest in this Lease rendered superior in priority to that mortgagee's lien on the Premises, then by notice to Tenant, this Lease shall be deemed superior to that mortgagee's lien, whether this Lease was executed before or after execution or recording of the instrument creating that mortgagee's lien. Tenant shall provide to Landlord, Landlord's mortgagee and/or any prospective mortgagee of Landlord, such financial statements and information, relating to Tenant, as may be reasonably requested from time to time by Landlord, the mortgagee and/or the prospective mortgagee.

     22. ESTOPPEL OR OFFSET STATEMENTS

        Tenant and Landlord shall, upon the reasonable request from time to time of Landlord or Tenant, execute and deliver an estoppel or offset statement (a) certifying that this Lease is in full force and effect and has not been modified or amended, or stating all amendments and modifications thereto; (b) specifying the dates to which Rent and Additional Rent have been paid; (c) stating whether or not Tenant or Landlord alleges that the other is in any respect in default, and, if so, specifying the alleged default; (d) stating the Commencement Date; (e) stating which options to renew have been exercised, if any; and (f) stating such other information as Landlord may reasonably request.

     23. HOLDOVER

        In the event that Tenant shall for any reason remain in possession of the Premises after the expiration of the Term, such possession shall at the option of Landlord be on a month-to-month basis subject to the terms and conditions of this Lease except as to duration of term and except that the Basic Rent shall be one hundred and fifty percent (150%) of that in effect at expiration of the Term. The foregoing is not intended to afford to Tenant the right to remain in possession of the Premises after expiration of the Term without Landlord's prior written consent.

     24. FORCE MAJEURE

        The period of time during which either party is prevented or delayed in the making of any improvements or repairs or fulfilling any obligation required under this Lease, with the exception of obligations of the payment of Rent or Additional Rent, due to unavoidable delays caused by fire, catastrophe, strikes, labor trouble, civil commotion, Acts of God or public enemies, government prohibitions or regulations or inability to obtain materials or any other causes beyond such party's reasonable control, shall be added to such party's time for performance thereof, and such party shall have no liability by reason thereof. It is understood, not in limitation of the generality of the foregoing, that Landlord shall under no circumstances be liable to Tenant in damages or otherwise for any interruption in service of water, electricity, heating, air conditioning and/or other utilities and services of any nature caused by an unavoidable delay, by the making of any necessary repairs or improvements or by any cause beyond Landlord's reasonable control.

     25. ENTRY BY LANDLORD

        For a period commencing one (1) year prior to the termination of this Lease, Landlord and its Agents shall have reasonable access, during business hours, to the Premises for the purpose of exhibiting the same to prospective tenants, and shall during the Term have reasonable access, during business hours, to the Premises for the purpose of exhibiting the same to prospective purchasers. Landlord shall exercise its right of access for such purposes, if exercised at all, upon reasonable advance notice to Tenant and in a manner not unreasonably to interfere with Tenant's business at the Premises. At all times during the Term, Tenant will permit upon prior notice, Landlord and its Agents to enter the Premises during business hours in order to inspect the same and/or to enforce or carry out any provision of this Lease.

     26. BROKERS

        Each party represents to the other it knows of no broker or other person who introduced the parties to this transaction other than The Real Estate Store, Kenilworth, New Jersey and Rubin Realty Associates, Inc., for whose commission Landlord shall be liable by separate agreement (and against which Landlord shall indemnify and hold Tenant harmless from). In the event of a claim by any other broker or person for commissions arising out of a misrepresentation by one of the parties hereto, that party shall indemnify and hold the other harmless from that claim, such indemnify and hold harmless agreement to include court costs and reasonable attorneys' fees incurred in respect to or in defense against such claim.

     27. END OF TERM

        Upon expiration of the Term or other termination of this Lease, Tenant shall peaceably and quietly quit and surrender the Premises, broom clean, in the same condition as on Commencement Date, reasonable wear and tear and damage by fire or other casualty excepted. Tenant shall also, remove all trade fixtures and movable partitions, and shall repair any damage caused in so moving and restore the Premises to such condition as existed prior to installation of such fixtures and partitions. All Alterations of Tenant shall be left by Tenant and shall remain part of the Premises except to the extent Landlord may have otherwise specified in a notice to Tenant given pursuant to paragraph F of
Section 10 ("Tenant's Right to Make Alterations; Signs on Exterior of
Premises").

     28. LIABILITY OF LANDLORD

        Tenant agrees that the liability of Landlord (or of any subsequent landlord) in the event of breach by Landlord shall be limited to Landlord's interest in the Premises and any proceed therefrom. Tenant expressly agrees that any judgment or award which Tenant may obtain against Landlord shall be recoverable and satisfied solely out of the right, title and interest of Landlord in and to the Premises and any proceed therefrom, and Tenant shall have no personal rights against any principals or partners of Landlord, and shall have no rights of lien or levy against any other property of Landlord.

     29. NET LEASE

        It is understood and agreed that, except as may otherwise in this Lease be expressly provided, Tenant has the responsibility of paying all charges of any kind or nature attributable to the Premises, whether or not specifically set forth in this Lease, it being the intention of the parties hereto that, except as may otherwise herein be provided, the Rent payable to Landlord under this Lease be absolutely net and that Landlord have no expense whatsoever attributable to the Premises or to the operation or maintenance of the Premises.

     30. PERFORMANCE OF TENANT'S OBLIGATIONS

        If Tenant shall be in default hereunder, after the lapse of any applicable notice and grace period, in any respect, Landlord may at Landlord's option and without waiving its rights hereunder, cure such default on behalf of Tenant, in which event Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all expenses incurred by Landlord in effecting such cure, including but not limited to attorneys' fees, together with interest thereon at twelve percent (12%) per annum (whether or not elsewhere in this Lease it is provided for Landlord to recover interest upon occurrence of a specified default by Tenant and cure thereof by Landlord). In order to collect such reimbursement, Landlord shall have all the remedies available under this Lease and/or by law or equity for a default in the payment of Rent. Tenant shall also be responsible for all attorneys' fees incurred by Landlord in connection with any default or threatened default by Tenant, the enforcement by Landlord of any covenant made by Tenant, and/or Landlord's exercise of any right of approval or consent as may be provided for hereunder.

     31. FLOOR LOADS

        Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law.

     32. ECRA COMPLIANCE

        Tenant shall, at Tenant's own expense, comply with the Environmental Cleanup Responsibility Act and Industrial Site Recovery Act N.J.S.A. 13:1K-6 et. seq., and the regulations promulgated thereunder ("ECRA") and ("ISRA"), as well as all other environmental laws, rules or regulations ("Environmental Laws") only in connection with cessation of its operation and be limited to costs and expenses related to its actions or occurrences during the lease term. Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation ("the Bureau") of the New Jersey Department of Environmental Protection ("NJDEP"). Should the Bureau or any other division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes at the Premises which occur during the Term, unless caused by Landlord's or its Agents' acts or omissions, or from offsite, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of nonapplicability affidavits with respect to ECRA and ISRA and shall promptly sign and deliver such affidavits when requested by Landlord. Tenant shall indemnify, defend and save harmless Landlord against all fines, suits, procedures, claims and actions of any kind (including attorneys' fees) arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Premises which occur during the Term, and from all fines, suits, procedures, claims and actions of any kind (including attorneys' fees) arising out of Tenant's failure to provide all information, make all submissions and take all actions required by the Bureau or any other division of NJDEP, or from any violation under or failure to comply with ECRA and ISRA or any other Environmental Law. Tenant's obligations and liabilities under this Section 32 shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the Premises which occur during the term, notwithstanding expiration of the Term or other termination of this Lease. Tenant's failure to abide by the terms of this
Section 32 shall be restrainable by injunction.

     33. INVALIDITY OF PARTICULAR PROVISIONS

        Wherever in this Lease any portion or part thereof has been stricken out, whether or not any relative provision has been added, this Lease shall be read and construed as if the material so stricken were never included herein and no implication shall be drawn from the text of the material so stricken which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material were never contained herein.

     34. GENDER AND PERSON

        Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sense of the words require same.

     35. MODIFICATION

        This Lease may not be modified except by an instrument in writing signed by the parties hereto.

     36. COVENANTS TO BIND RESPECTIVE PARTIES

        The covenants and agreements contained in this Lease shall inure to the benefit of the parties hereto and their heirs, legal representatives, successors and permitted assigns and, subject to Section 18 ("Attornment, Definition of Term 'Landlord'"), shall be binding on the parties hereto, their heirs, legal representatives, successors and assigns.

     37. NO WAIVER OF BREACHES

        The failure of Landlord or Tenant to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any option herein conferred in any one or more instances shall not be construed as a waiver or relinquishment for the future of any such covenants, conditions or options, but the same shall be and remain in full force and effect. Acceptance by Landlord of current rent shall not be deemed a waiver of past obligations of Tenant, nor shall acceptance by Landlord at any time of any monies proffered by Tenant constituting less than the entire amount of rent then due be deemed other than receipt of partial payment on account of the rent due, and shall not constitute an accord or satisfaction.

     38. CAPTIONS

        Captions have been used solely for the sake of reference and shall in no way govern or affect the interpretation hereof.

     39. EXHIBITS

        All exhibits referred to herein are attached (unless otherwise specified) and are deemed to be a part hereof.

     40. INTEGRATION

        The agreements contained in this Lease constitute the full and final agreement between the parties hereto as to the subject matter hereof, and all prior agreements or writings of any nature between the parties hereto are hereby superseded and are integrated herein. This Lease may not be amended except in writing signed by both parties hereto.

     41. JOINT AND SEVERAL LIABILITY

        In the event that two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as or hereafter become Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be joint and several. In the event that Tenant is or shall be a partnership or other business association the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

     42. NO OPTION OR OFFER

        The submission of this Lease for examination does not constitute a reservation of, or option for, the Premises nor an offer of any nature, and this Lease becomes effective only upon execution hereof by Landlord, Tenant and the guarantor(s), if any.

     43. CHANGES REQUIRED BY LENDER

        Tenant shall consent in writing to any changes in this Lease required by any prospective mortgage lender provided that no such changes shall materially adversely affect Tenant's rights hereunder or materially increase Tenant's obligations hereunder.

     44. LANDLORD REPRESENTATION

        Landlord represents, to the best of its knowledge, there are not hazardous substances on the demised premises, including asbestos, and Landlord shall remediate any of the same to the extent that they exist prior to the commencement of the term or were caused by acts of Landlord or migration from offsite, and the Landlord agrees to indemnify and hold Tenant harmless therefrom.

     45. WAIVER OF JURY TRIAL

        The parties waive the right to a jury trial with respect to any action, including an action for damage or injury, arising out of this Lease or Tenant's use or occupancy of the Premises.

     46. NO LEASE RECORDING

        Tenant agrees that it will not record this Lease or any memorandum hereof.

     47. RENEWAL

        A. Tenant shall be entitled to renew this Lease for one (1) five
(5)-year period, which shall commence on the day immediately subsequent to the date of the expiration of the initial Term (the "Renewal Term"), upon the same terms and conditions as are contained in this Lease, except that there shall be no further right of renewal and the Basic Rent for the Renewal Term shall be as set forth on Exhibit B.

        B. Tenant shall only be entitled to exercise its right to renew if Tenant is not in material default of any of the provisions of this Lease at the time of exercise thereof, and such right shall only be effective if Tenant shall continue to be current and not in default with respect to the provisions of this Lease from the date of Tenant's exercise of renewal to the date of expiration of the Term.

        C. Tenant shall exercise its right of renewal, if at a11, by giving Landlord notice of the exercise thereof at least nine (9) months prior to expiration of the Term.

        IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals the day and year first above written.

WITNESS OR ATTEST:                                  LANDLORD:
                                                    DOLO REALTY CO.


/s/ Rosalyn Parker                            By: /s/ Gilbert Levine
--------------------------                        --------------------------
                                                  Gilbert Levine, Partner



/s/ Floyd E. Williams                         By: /s/ Michael Levine
---------------------------                       --------------------------
                                                  Michael Levine, Partner



                                                  TENANT:
                                                  TEARDROP GOLF CO.

                                                  /s/ R. Slucker
___________________________                       --------------------------
          Secretary                                         President

                                   EXHIBIT A

                                [GRAPHIC OMITTED]

    Survey of 1080 Lousons Road, Township of Union, Union County, New Jersey

                                    EXHIBIT B

                        BASIC RENT FOR BUILDING-AND TRACT

Portion of Term                               Fixed Annual        Fixed Monthly
                                              ------------        -------------

September 1, 1997-- August 31, 1998            $75,000.00          $6,250.00
September 1, 1998 - August 31, 1999            $75,000.00          $6,250.00
September 1, 1999 - August 31, 2000            $80,000.00          $6,666.66
September 1, 2000 - August 31, 2001            $80,000.00          $6,666.66
September 1, 2001 - August 31, 2002            $85,000.00          $7,083.33



                                SECURITY DEPOSIT

Two Months - which is increased as Rent increases                 $12,500.00

Renewal Portion:
September 1, 2002 - August 31, 2007           $450,000.00         $ 7,500.00


WITNESS OR ATTEST:                                  LANDLORD:
                                                    DOLO REALTY CO.


/s/ Rosalyn Parker                            By: /s/ Gilbert Levine
--------------------------                        --------------------------
                                                  Gilbert Levine, Partner



/s/ Floyd E. Williams                         By: /s/ Michael Levine
---------------------------                       --------------------------
                                                  Michael Levine, Partner



                                                  TENANT:
                                                  TEARDROP GOLF CO.

/a/ Linda Slucker                                 /s/ R. Slucker
----------------------------                      --------------------------
          Secretary                                         President

                                    EXHIBIT C

                                   WORK LETTER

        The Landlord shall complete the following at its own sole cost and expense:

                    A Repair existing driveway as to eliminate all pot holes, stones and etc.;

                    B    Paint the walls of the offices;

                    C    Replace any broken, stained or missing ceiling tiles;
                         and

                    D Warehouse shall be delivered in a "broom swept" clean condition.


WITNESS OR ATTEST:                                  LANDLORD:
                                                    DOLO REALTY CO.


/s/ Rosalyn Parker                            By: /s/ Gilbert Levine
--------------------------                        --------------------------
                                                  Gilbert Levine, Partner



/s/ Floyd E. Williams                         By: /s/ Michael Levine
---------------------------                       --------------------------
                                                  Michael Levine, Partner



                                                  TENANT:
                                                  TEARDROP GOLF CO.

/a/ Linda Slucker                                 /s/ R. Slucker
----------------------------                      --------------------------
          Secretary                                         President

        Dolo Realty Co., as Landlord, and Teardrop Golf Company, as Tenant, are about to enter into a Lease Agreement ("Lease") for premises commonly known as 1080 Lousons Road, Union, New Jersey 07083.

         This will confirm our agreement as follows:

         1. If Teardrop Golf Company ("Teardrop") does not obtain from Union Township a Certificate of Occupancy permitting its use of the premises for the manufacturing, production and distribution of golf clubs, without the need to make any repairs or improvements to the premises and without the imposition of any requirements other than the mere filing of an application, then Teardrop Golf Company shall have the right to terminate the Lease and the same shall be deemed void ab initio. If Teardrop decides to exercise the right herein provided it shall do so by August 18, 1997.

         2. Teardrop shall have the right, during the twenty-one day period after the existing tenant of the premises vacates the same and Teardrop is notified of that fact ("Exam Commencement Date"), to examine the premises to determine the condition thereof. If Teardrop is unsatisfied with the condition of the premises, for any reason, it shall have the right to terminate the Lease by giving notice to the Landlord within twenty-one (21) days after the Exam Commencement Date. Notwithstanding the foregoing, (x) if Teardrop's inspection of the premises indicates that repairs are needed to the HVAC system, then Landlord shall be obligated to make the same and to provide Teardrop with a six month warranty with respect thereto and (y) if Teardrop is unsatisfied with the condition of the premises and elects to terminate the Lease Landlord may negate said termination notice by agreeing, at Landlord's expense, by notice given to Teardrop within five (5) days of Teardrop's termination notice, to promptly make all repairs desired by Teardrop.

        The undersigned have executed this letter agreement to indicate their agreement with the foregoing.

                                             Teardrop Golf Company



                                             By: /s/ R. Slucker
                                                 ---------------------------


                                             Dolo Realty Co.



                                             By: /s/ [ILLEGIBLE]
                                                 ---------------------------

        Dolo Realty Co., as Landlord, and Teardrop Golf Company, as Tenant, have entered into a Lease Agreement ("Lease"), dated August 10, 1997 for premises commonly known as 1080 Lousons Road, Union, New Jersey 07083.

        Section 4 of the lease provides that "Tenant shall obtain a Certificate of Occupancy if necessary."

        The parties have been advised by the Township of Union that a Certificate of Occupancy cannot and will not be issued until such time as Tenant takes possession of the demised premises and moves in furniture, fixtures and equipment therein, and sets up the premises for the operation of its business. The parties hereby agree as follows:

        1. If the Township of Union, or any department thereof, requires that repairs or alterations be made to the demised premises as a condition (precedent or subsequent) of obtaining a Certificate of Occupancy then each of the Landlord and Tenant are responsible for such repairs and alterations as follows:

          (i) If the repairs and alterations are required solely by reason of the specific use being made by Tenant of the demised premises, of the specific machinery and equipment placed therein by the Tenant or the specific layout of the demised premises made by Tenant, then Tenant shall be responsible for making such repairs and alterations.

          (ii) If the repairs and alterations required to be made do not fall within category (i) above, then the Landlord shall promptly, at its expense, make all such repairs and alterations.

        2. If the Tenant is prevented by the Township from commencing the conduct of business until Landlord makes its repairs and alterations, then rental under the Lease shall abate until such time as the Landlord finishes its repairs and alterations and the Township signs off on the same.

        The undersigned have executed this letter agreement to indicate their agreement with the foregoing.


                                             Teardrop Golf Company



                                             By: /s/ R. Slucker
                                                -------------------------------


                                             Dolo Realty Co.



                                             By: /s/ Thomas G
                                                 ------------------------------

Dated: August   , 1997